Exhibit 10.1

CIVIL COURT OF THE CITY OF NEW YORK

COUNTY OF NEW YORK: PART 52

X

APPLE EIGHT HOSPITALITY OWNERSHIP, INC.,:	L&T Index No.: LT-317345-24/NY

Petitioner,

- against -	STIPULATION
OF SETTLEMENT

LUXURBAN RE HOLDINGS LLC,

Tenant/Sub-lessee of the hotel premises,

Located at 130 E 57th Street,

New York, New York 10022

Respondent.

X

IT IS HEREBY STIPULATED AND AGREED, by and between Petitioner, Apple Eight Hospitality Ownership, Inc. (“Petitioner” or “Landlord”), by its attorneys, Wilk Auslander LLP, and Respondent LuxUrban RE Holdings, LLC (“Respondent” or “Tenant”), by its attorneys, Schwartz, Sladkus, Reich, Greenberg & Atlas LLP, as follows:

WHEREAS, Petitioner is the sub-landlord of the hotel premises described in the Sublease Agreement between Petitioner, as Landlord and Respondent, as Tenant, dated May 12, 2023 (the “Lease”), which premises are located at 130 East 57th Street, New York, N.Y. 10022 (the “Premises”), on which the “Hotel 57” is located (the “Hotel”) and which premises are the subject of this summary non-payment proceeding;

WHEREAS, by Decision and Order dated November 22, 2024, a Judgment of Possession (the “Judgment”) was granted in favor of Petitioner and a Warrant of Eviction was issued for the removal of Respondent from the Premises;

WHEREAS, by Order to Show Cause dated December 16, 2024 (the “OSC to Vacate”), Respondent moved to vacate the Judgment of Possession and obtained a temporary stay of the execution of the Warrant of Eviction;

WHEREAS, Petitioner opposed the Order to Show Cause to Vacate and the motion was heard and submitted to the Court on January 7, 2025 and remains subjudice;

WHEREAS, Respondent remains in possession of the Premises and continues to operate its business in the Hotel;

NOW. THEREFORE, in consideration of the mutual agreements and obligations contained herein, the patties agree as follows:

l .. Respondent hereby withdraws the OSC to Vacate, with prejudice, and consents to (a) the termination of the Lease and (b) Petitioner executing upon the Judgment and the existing Warrant of Eviction, each as of April 4, 2025, 12:01 a.m.

2. Respondent agrees to vacate the Premises, not to remove any furniture and equipment from the Premises and cooperate in good faith in turning over to Petitioner all operations of the Hotel on April 4, 2025, 12:01 a.m. (the “Surrender Date”). Respondent shall provide Petitioner or its agent all keys, security codes, safe combinations, computer passwords, and access cards, and all reservation data, payment history, credit card and other information necessary for the future operation of the Hotel by Petitioner.

3. The parties hereto agree that Petitioner may immediately apply to the City Marshal to serve any pre-eviction notices and to proceed with the eviction of Respondent from the Premises as of April 4, 2025, to the extent necessary.

4. Respondent agrees any Judgment and Warrant of Eviction are final and it shall not appeal nor seek any stay or further application or relief from the force thereof or from the terms of this Stipulation.

5. Petitioner represents and Respondent acknowledges that the amount of $13,986,213.78 is due to Petitioner through March 3 1, 2025 under the terms of the Lease as follows (the “Rent Arrears”):

$11,703531.60 (Base Rent and Additional Rent)

$2 282 682.15 (Paid by Petitioner to the Union benefit funds)

Petitioner represents that it paid $2,282,682.15 to the Union benefit funds for monies claimed to be owed on behalf of the Hotel and/or its Employees as a result of Respondent’s failure to pay benefit funds on behalf of the Hotel and its Employees.

6. Respondent acknowledges and represents that except for current hotel guests, and excluding the retail and restaurant spaces which are not part of the demised Premises, Respondent is in sole possession and control of the Hotel and Premises and is not aware of any other persons and/or entities having any rights to, or claims against, the Hotel or Premises and Respondent has not assigned or transferred any rights under the Lease.

7. Respondent acknowledges that its security deposit in the original amount of $2,500,000.00, plus any additional deposit installments paid by Respondent, has been previously applied to Rent Arrears and that it has no claim to such security deposit or any other proceeds previously or currently held by Petitioner.

8. In consideration of the representations and conditions herein, (A) Petitioner waives and releases all claims against Respondent, including but not limited to all sums included in Paragraph 5 herein and any other monies which may be due under the Lease and (B) Respondent waives and releases all claims against Petitioner and any of Petitioner’s agents or representatives, from any and all claims arising under the Lease. In furtherance of the foregoing, and subject to the conditions set forth below, the parties hereto agree to waive and release all other claims against each other, known or unknown, and shall execute the mutual releases attached hereto as Exhibits “A-I” and “A-2”. Petitioner’s release of Respondent shall be held in escrow by Petitioner’s counsel and shall only be released to Respondent’s counsel and become effective upon Respondent vacating the Hotel and Premises and surrendering possession thereof to Petitioner on or before the Surrender Date, with TIME BEING OF THE ESSENCE.

9. Simultaneously herewith, Respondent agrees to discontinue with prejudice the lawsuit titled Luxurban RE Holdings LLC v. Apple Eight Hospitality Ownership, Inc. and Highgate Hotels, L.P. (Supreme Court of the State of New York, County of New York, Index No. 650961/2025) by executing a Stipulation of Discontinuance with prejudice in the form annexed as Exhibit “B”. Respondent shall also execute the release attached hereto as Exhibit “C” in favor of defendant Highgate Hotels, L.P. and Highgate Hotels, L.P. shall execute a mutual release in favor of Respondent.

10. Attached hereto as Exhibit “D” is a list provided by Respondent, which Respondent represents to be a complete list of prepaid hotel room reservations, including fees and taxes, previously paid to, and collected by, Respondent from Hotel guests whose checkout date will occur after the Surrender Date (the “Prepaid Guest Reservations”). The parties agree that Respondent shall be entitled to retain all such pre-paid revenue for such reservations, less the cost of $35 per room/per night, totaling $118,720.00 (the “Room Servicing Cost”). Respondent agrees to pay to Petitioner the Room Servicing Cost, by automatic ACH transfer payment, in the amount of $1,000 per day starting April 4, 2025, TIME OF THE ESSENCE (the “Daily Installment Payment”).

The Daily Installment Payment shall be paid by 5:00 p.m. (eastern) each business day beginning on and after the Surrender Date until the Room Servicing Cost is paid in full to Petitioner. For payments due for weekend days and holidays, payments shall be due timely on the next business day. If Respondent does not timely receive the Daily Installment Payment by 5:00 p.m. (eastern) on each business day (the “Delinquent Payment”), Petitioner shall notify Brandon Elster by email at brandon@luxurbanhotels.com (the “Delinquent Notice”). Respondent must pay the Delinquent Payment by 5:00 p.m. (eastern) on the next business day. Respondent’s cure right provided herein shall be limited to two (2) Delinquent Payments. Subject to the foregoing cure rights, in the event Respondent fails to timely pay the Daily Installment Payment to Petitioner, or to pay for its other obligations and liabilities as contemplated in paragraph I l below, it is agreed that Petitioner shall have no obligation to honor the Prepaid Guest Reservations. Petitioner agrees that Respondent can pay the outstanding Room Servicing Cost in a lump sum at any time prior to the occurrence of the third Delinquent Payment in satisfaction of all obligations of this Paragraph.

a. Petitioner further agrees that provided that Respondent fully complies with the terms of this Stipulation, including the timely payment of each Daily Installment Payment, Petitioner shall honor the Prepaid Guest Reservations as well as any other Guest Reservations identified on Exhibit D attached hereto. Petitioner reserves the right to cancel any reservations for failure to pay by the Guest.

11. Respondent represents that all wages of employees of the Hotel have been paid through March 27, 2025. On or before April 10, 2025, Respondent shall pay all other wages of Hotel employees which are due through April 3, 2025. Petitioner agrees that it shall be responsible for hiring, effective as of the Surrender Date, each of the Union employees employed at the Hotel as of April 3, 2025

12. Petitioner shall have no obligation to assume, and Petitioner expressly disclaims responsibility for, any liabilities and amounts due to Respondent’s vendors and others who have provided services to the Hotel on or prior to April 3, 2025. Respondent agrees to be responsible for paying all commissions due to third party reservation agents and platfonns in connection with the Prepaid Guest Reservations.

13. Immediately after execution of this Stipulation, upon reasonable notice by Petitioner, Respondent shall allow representatives of Petitioner’s agents and its new hotel manager, Highgate Hotels, access to the Hotel and its operations, including access to the payroll census, for the purposes of implementing and enabling the transition of the hotel business operations to Petitioner as of the Surrender Date.

14. The parties hereto represent that they are each represented and counseled by independent attorneys and that they are entering into this Stipulation of their own free will and volition with full and complete knowledge of all the terms, conditions and obligations set forth in this Stipulation, as well as the effect thereof, and agree that the terms, conditions and obligations are fair and reasonable. In connection therewith, neither party hereto nor its respective attorneys shall be deemed to be the sole drafter hereof, and the parties hereto waive the benefit of any rule of construction relating to the interpretation of a document against the drafter. Further, each party agrees to be bound by the terms hereof based on the signatures by their counsel to this Stipulation.

15. If any provision contained herein is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Stipulation, such provision will be fully severable; this Stipulation shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Stipulation; and the remaining provisions of this Stipulation shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Stipulation.

16. The statements set forth in the “Whereas” portion of this Stipulation are incorporated into this Stipulation and are, and shall for all purposes be deemed to be, a part of this Stipulation.

17. This Stipulation shall be binding on the parties hereto, their heirs, assigns and successors-in interest. This Stipulation may not be changed, waived, or modified in any manner or form unless memorialized by a written document signed by all parties hereto. The Court shall retain jurisdiction to enforce the terms of this Stipulation in the event of a default by any party.

18. This Stipulation constitutes the full agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations and understandings with respect thereto. Each party represents and warrants to the others that it has not relied upon any representation or warranty, express or implied, in entering into this Stipulation, except those which are expressly set f01th herein.

19. This Stipulation may be executed in counterparts and signed by email signature and such signatures shall be treated as originals for all purposes.

Dated:	April 2, 2025
New York, New York

WILK AUSLANDER LLP		SCHWARTZ, SLADKUS, REICH GREENBERG & ATLAS LLP

/s/ Alan D. Zuckerbrod		/s/ Andrea j. Caruso
By:	Alan D. Zuckerbrod. Esq. 825 Eighth Avenue, Suite 2900 New York, New York 10019 Attorneys for Petitioner	By:	Andrea j. Caruso, Esq. 444 Madison Avenue, 6th Floor New York, NY 10022 Attorneys for Respondent

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